Exhibit 5.1

Greenberg Traurig, LLP

MetLife Building, 200 Park Avenue

New York, NY 10166

May 7, 2019

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to International Flavors & Fragrances Inc., a New York corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of debt securities of the Company (the “Debt Securities”), which may be issued in one or more series, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as counsel, we have examined such documents, including (i) the Registration Statement, (ii) the Indenture entered into between the Company and U.S. Bank National Association, as trustee (“U.S. Bank”), which is filed as an exhibit to the Registration Statement, as amended or supplemented from time to time in accordance with its terms (the “Indenture”); (iii) the Company’s Restated Certificate of Incorporation, (iv) the Company’s By-laws, (v) certain resolutions of the Board of Directors of the Company relating to the registration of the Debt Securities, and (vi) related documents as we have considered necessary and appropriate for the purposes of the opinions set forth below. In addition, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that at or prior to the time of the delivery of the Debt Securities: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive selling agency, purchase, underwriting, or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Debt Securities issuable upon conversion, exchange, or exercise of any of the Debt Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1. With respect to the Debt Securities to be issued under the Indenture, when, as and if, the Company has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters, and such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Matters” in the prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP